Exhibit 10.17

AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK

This Amendment to the Warrant to Purchase Common Stock – Warrant No. [●] (this “Amendment”) amends that certain Warrant to Purchase Common Stock – Warrant No. [●] (the “Warrant Agreement”), previously issued by European Wax Center, Inc. to dolabra holdings llc (“dolabra” and together, the “Parties”) in connection with that certain Statement of Work #1 between dolabra and EWC Ventures, LLC with an effective date of October 1, 2024 (the “SOW”).

Defined terms referenced in this Amendment but not defined herein shall have the meaning set forth in the Warrant.

RECITALS

Whereas, the Parties have previously entered into the Warrant and SOW.

Whereas, the Parties wish to continue the commercial partnership under the SOW, except for as amended pursuant to that certain Amendment to Statement of Work #1, dated as of the date hereof.

Whereas, no Termination for Convenience was effectuated by EWC Ventures, LLC per Section 12(a) of the SOW.

Whereas, it is acknowledged by the Parties that as of the date hereof, two-thirds of the Warrants have vested pursuant to the terms of the Warrant Agreement (inclusive of the portion of the Warrant that vested as of October 1, 2025 in accordance with Section 4(a)(ii) of the Warrant Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby amend the Warrant as set forth below and agree as follows:

SECTION 1 - AMENDMENTS

The following amendments shall be made to the Warrant, in force as of the date hereof:

(a)
Section 4(a)(ii) shall be amended in full as follows:

One-sixth of the Warrant shall vest on October 1, 2026;

(b)
A new section 4(a)(iii) shall be added to the Warrant as follows:

The remaining one-third of the Warrant shall vest on October 1, 2027; provided, that, notwithstanding the foregoing, If the SOW is terminated by Customer for any reason (other than pursuant to Section 12(a) thereof), then that unvested portion of this Warrant that, absent such termination, would have vested pursuant to Section 4(a) hereof at the end of the then current vesting period, shall vest pro rata based the number of days elapsed in such vesting period through the effective date of termination (including any transition period) relative to total number of days in such period, and the remaining unvested portion of this Warrant shall be forfeited.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the [●] day of November, 2025.

dolabra holdings llc

______________________________________________
Mark Pinho
Managing Member

European Wax Center, Inc.

______________________________________________
Chris Morris
Executive Chairman and Chief Executive Officer